Exhibit 10.1

Zep Inc.

2010 Omnibus Incentive Plan

Restricted Stock Award Agreement

THIS AGREEMENT has been presented by Zep Inc., a Delaware corporation (the “Company”), to                                             , an employee of the Company (the “Grantee”) as of                                      (the “Grant Date”) subject to Grantee’s acceptance of this Agreement in accordance with Section 1.3 of this Agreement.

WHEREAS, the Company maintains the Zep Inc. 2010 Omnibus Incentive Plan (the “Plan”), and Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan, subject to the terms and conditions of the Plan and this Agreement;

WHEREAS, Grantee desires to accept the Restricted Stock Award proposed by the Committee subject to the terms and conditions of the Plan and this Agreement.

1.                                      Award of Restricted Stock

1.1                               Subject to Section 1.3, the Company effective as of the Grant Date hereby grants to Grantee an award of                              Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement and the Plan.

1.2                               This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3                               This Restricted Stock Award is conditioned upon Grantee’s acceptance of the terms and conditions set forth in this Agreement and the Plan, as evidenced by Grantee’s electronic acceptance of this Agreement during the time period allowed by the Company.  If the terms of this Agreement are not so timely accepted by such electronic means in the manner and during the period allowed by the Company, the Restricted Stock Award may be unilaterally cancelled or terminated by the Committee.

2.                                      Restrictions

2.1                               Subject to Sections 2.3, 2.4, and 2.5 below, if the Grantee remains continuously employed by the Company from the Grant Date to the Vesting Date, and the [performance measure] is achieved each year, the Restricted Stock shall vest as follows (each such date on which the Restricted Stock vests is hereinafter referred to as a “Vesting Date”):

Number of Shares	Vesting Date	Performance Goal
# of Shares	1st Vest Date	Performance Measure 1
# of Shares	2nd Vest Date	Performance Measure 2
# of Shares	3rd Vest Date	Performance Measure 3
# of Shares	4th Vest Date	Performance Measure 4

For purposes of this Agreement, employment with a Subsidiary or Affiliate of the Company shall be considered employment under the terms of the Plan.

2.2                               Except as otherwise provided below, on each Vesting Date, Grantee shall own the Vested Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.5).  The Company shall transfer the Vested Shares of Restricted Stock to an unrestricted account in the name of the Grantee as soon as reasonably practical after each Vesting Date, and in any event within thirty (30) days thereof.

2.3                               In the event that, prior to a Vesting Date:  (i) Grantee dies while actively employed by the Company or (ii) Grantee has his employment terminated by reason of Disability, any Restricted Stock which had not theretofore vested shall become fully vested and nonforfeitable as of the date of Grantee’s death or termination by reason of Disability.  The Company shall transfer the Vested Shares, free and clear of any restrictions imposed by this Agreement (except those imposed by Section 3.5) to Grantee (or, in the event of death, his surviving spouse or, if none, to his estate) as soon as practical after his date of death or termination for Disability, and in any event within thirty (30) days thereof.

2.4                               Except for death or Disability as provided in Section 2.3, or except as otherwise provided in a severance agreement, employment agreement or similar agreement with Grantee, if Grantee terminates his employment or if the Company terminates Grantee’s employment prior to the Vesting Date for any reason, the Restricted Stock shall cease to vest further, the unvested Shares of Restricted Stock shall be immediately forfeited, and Grantee shall have no further right or interest in or to such unvested Restricted Stock.

2.5                               Notwithstanding the other provisions of this Agreement, if there is a Change in Control within the meaning of § 409A of the Code before the Vesting Date and Grantee has been continuously employed from the Grant Date to the effective date of such Change in Control, (a) Grantee’s Restricted Stock shall cease to be subject to a risk of forfeiture under Sections 2.1 or 2.4, (b) the Committee shall treat the effective date of such Change in Control as the Vesting Date with respect to Grantee’s Restricted Stock, and (c) the Committee shall cause the Company to issue shares of Common Stock to Grantee at a time picked by the Committee which is no event later than thirty (30) days after the effective date of such Change in Control.

2.6                               The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

3.                                      Stock; Dividends; Voting

3.1                               The Restricted Stock shall be registered in the name of Grantee as of the Grant Date.  The Company may issue stock certificates or evidence Grantee’s interest by using a restricted book entry account with the Company’s transfer agent.  Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares of Restricted Stock are vested in accordance with Section 2.  The Company reserves the right to place a legend on such stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

3.2                               The Grantee shall not be entitled to receive dividends or similar distributions with respect to Restricted Stock that is not vested or that is forfeited.  The Grantee shall be entitled to receive dividends or similar distributions if, when and as declared on vested Shares of Restricted Stock.  Shares that vest after the record date, but prior to the payment date with respect to a dividend or distribution, shall be entitled to receive the dividend or distribution.  Upon the vesting of any Shares of Restricted Stock comprising a part of this Award, the Company shall either (i) pay to the Grantee an amount of cash equal to the amount of all dividends or similar distributions on the then vesting shares of Restricted Stock (without interest) that were declared and paid between the Grant Date and the Vesting Date (the “Accumulated Dividends”), or (ii) apply an amount equal to the Accumulated Dividends to the payment of the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the distribution of the then vesting shares of Restricted Stock to the Grantee.  When the Grantee accepts this Award of Restricted Stock, the Grantee shall make an irrevocable election to have the entire amount of the Accumulated Dividends applied as set forth in clause (i) or clause (ii) of the preceding sentence.  The Grantee may not elect to have part of the Accumulated Dividends applied as set forth in clause (i) and part as set forth in clause (ii).  The Company shall not be required to establish a fund or account for the Grantee with respect to the Accumulated Dividends.  However, the Company shall maintain a record of the Accumulated Dividends by making appropriate entries in its accounting records.

3.3                               The Grantee shall be entitled to vote all Shares of Restricted Stock comprising this Restricted Stock Award, whether or not vested.

3.4                               In the event of a Material Business Event, the Committee may take any of the actions contemplated under Section 14 of the Plan with respect to the Award and/or the Restricted Stock.

3.5                               Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof.  Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered.  By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

4.                                      No Right to Continued Employment or Additional Grants

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a Subsidiary or Affiliate, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time.  The Plan may be terminated at any time, and even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.

5.                                      Taxes and Withholding

Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this Restricted Stock Award, including any Accumulated Dividends paid on vested

Restricted Stock.  Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this Restricted Stock Award.  The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes.  The Company shall have the right to retain and withhold from any distribution (including the transfer to an unrestricted account in the name of Grantee upon vesting) of Restricted Stock or cash hereunder, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such distribution.  At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed.  In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value equal to the amount of such taxes.  If Grantee has elected to apply the Accumulated Dividends to the payment of such taxes, the Company shall do so.

6.                                      Grantee Bound by the Plan

Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.                                      Modification of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions hereof may be waived in accordance with the provisions of Section 17.3 of the Plan.

8.                                      Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.                                      Governing Law

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

10.                               Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise.  This Agreement shall inure to the benefit of Grantee’s legal representatives.  All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.

11.                               Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

12.                               Pronouns; Including

Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.  Wherever used in this Agreement, the term “including” means “including, without limitation.”

Grantee’s electronic signature as follows evidences Grantee’s acceptance of all of the terms and conditions of this Agreement and the Plan as of the Grant Date.

Accepted by Grantee: